UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

Hamptons Luxury Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32047	11-3320705
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

367 Butter Lane, Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 537-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an Employment Agreement, dated as of February 11, 2008 (the “Employment Agreement”), among Hamptons Luxury Homes, Inc. (the “Company”), Telemark, Inc., a wholly owned subsidiary of the Company (“Telemark”), and Arthur R. Williams, Mr. Williams, a certified public accountant, was retained by the Company to serve as the Company’s Vice President and Chief Accounting Officer.

Mr. Williams’ base salary under the Employment Agreement, which has a term of two years, is $90,000.  In connection with the execution of the Employment Agreement, Mr. Williams was granted a five-year option to purchase up to 250,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company at a purchase price of $0.08 per share.  The closing market price of the Common Stock on the date of grant of such option was $0.08 per share.  The Employment Agreement also provides that, if Mr. Williams continues to be actively employed by the Company on February 11, 2009, he will be granted a further five year option to purchase up to an additional 250,000 shares of Common Stock at a purchase price per share equal to the market price of the Common Stock on such grant date.

Mr. Williams was the co-founder and partner of A&A Williams LLP, a certified public accounting practice on Shelter Island, New York specializing in accounting and tax services to small businesses and individuals, from 1993 until joining the Company.  From 1990 to 1993, he was a vice president at Deutsche Bank Capital Corporation.  From 1978 to 1990, Mr. Williams served as a senior manager at Deloitte & Touche.

Mr. Williams also has been twice elected town supervisor for the Town of Shelter Island, a position he held from 2002 to 2005.  While town supervisor, he served as chief executive officer and chief fiscal officer for the eastern Long Island, New York town.

Mr. Williams has served as a member of the board of directors of Brooklyn Federal Bancorp, Inc., the publicly held holding company of Brooklyn Federal Savings Bank, since 2007.  He serves on the audit committee of Brooklyn Federal Bancorp.  He also is a board member and treasurer of the Shelter Island Chapter of the American Red Cross and the Shelter Island Educational Foundation.

Mr. Williams holds AICPA and NYSSCPA professional designations.  He received his MBA from New York University and his BA from Washington and Jefferson College.

Item 9.01.

Financial Statements and Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit

Number

Description

10.1

Employment Agreement, dated as of February 11, 2008, among Hamptons Luxury Homes, Inc., Telemark, Inc. and Arthur R. Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 12, 2008

Hamptons Luxury Homes, Inc.

By:

             /s/ Roy Dalene

Roy Dalene, President

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